Exhibit 5.2

August 19, 2026

Natixis Commercial Mortgage Securities LLC

1251 Avenue of the Americas

New York, New York 10020

Re:	Commercial Mortgage Pass-Through Certificates

Ladies and Gentlemen:

I am General Counsel to Natixis North America LLC and have acted as counsel to its affiliate, Natixis Commercial Mortgage Securities LLC (the “Company”), a Delaware limited liability company. At your request, this opinion is being furnished to you.

I or the attorneys reporting to me have examined and relied upon the following as to matters of fact relevant to the opinions expressed herein: (1) the Certificate of Formation of the Company, dated October 6, 2016, as filed in the office of the Secretary of State of Delaware on October 6, 2016; (2) the Limited Liability Company Agreement of the Company, dated as of December 15, 2016, entered into by Natixis Real Estate Capital LLC, as the sole equity member, and Ricardo Beausoleil, as the springing member and independent manager; (3) the Company’s Registration Statement on Form SF-3 (File No. 333-297525), as filed with the Securities and Exchange Commission on July 17, 2026, as amended by the Pre-Effective Amendment No. 1 to Registration Statement on Form SF-3, as filed with the SEC on the date hereof (the “Registration Statement”); (4) a certificate of good standing for the Company, dated August 14, 2026, obtained from the Secretary of State of Delaware; and (5) such other documents and matters as I have deemed necessary and appropriate to render the opinions set forth below. In reaching such opinions, I have assumed without investigation, except as expressly set forth below, that there are no facts inconsistent with the assumptions made in paragraphs A through D below.

A.                     All signatures of parties, other than the Company, on all instruments, documents and agreements are genuine. Each person executing any such instrument, document or agreement, whether individually or on behalf of a firm or other business entity, other than the Company, is duly authorized to do so.

B.                      All documents submitted as originals are authentic, and all photostatic copies, and all copies certified by a governmental custodian or a party to the transaction, conform to authentic original documents.

C.                     All natural persons, including all persons acting on behalf of a business entity, are legally competent.

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D.                     All other parties to all documents, other than the Company, have the requisite power and authority to consummate the transactions contemplated thereby and to execute and deliver the applicable documents.

Based on my review of the foregoing and such other considerations of law and fact as I believe to be relevant, and subject to the limitations, assumptions and qualifications set forth herein, I am of the opinion that as of the date hereof, the Company is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.

In addition to the qualifications set forth above, the opinions expressed herein are also subject to the following qualifications:

1.                       I am not admitted to practice in the State of Delaware; however, I am generally familiar with the Delaware Limited Liability Company Act as currently in effect as of the date of this letter and have made such inquiries as I consider necessary to render the opinion in the paragraph above. This opinion is limited to the Delaware Limited Liability Company Act and the facts as they currently exist.

2.                        This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. I assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change or I become aware of any facts that might change the opinions set forth herein.

3.                       The opinions are limited to the matters set forth in this letter. No other opinions should be inferred beyond the matters expressly stated herein.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended. This opinion may not be relied upon by any other person or entity, or for any other purpose, without my specific prior written consent.

Sincerely,

/s/ Thomas G. Sharpe

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